EXHIBIT 4.4

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                        COMDISCO HOLDING COMPANY, INC.

                                      AND

                                COMDISCO, INC.

                    11% SUBORDINATED SECURED NOTES DUE 2005
                          __________________________

                         FIRST SUPPLEMENTAL INDENTURE
                          Dated as of October 7, 2002

                                 to INDENTURE
                          Dated as of August 12, 2002
                          __________________________


               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                    Trustee




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

         FIRST SUPPLEMENTAL INDENTURE, dated as of October 7, 2002 (the "First Supplemental Indenture"), between Comdisco Holding Company, Inc., a Delaware corporation (the "Company"), Comdisco, Inc., a Delaware corporation ("NLC" and, together with the Company, the "Issuers"), and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

         The Company, NLC and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 11% Subordinated Secured Notes due 2005 (the "Notes"):

                                  WITNESSETH

         WHEREAS, the parties to this First Supplemental Indenture entered into that certain Indenture, dated as of August 12, 2002 (the "Subordinated
Note Indenture"), among such parties, providing, among other things, for the authentication, delivery and administration of the Notes;

         WHEREAS, the Issuers desire to amend the Subordinated Note Indenture in certain respects;

         WHEREAS, Section 8.01 of the Subordinated Note Indenture provides, among other things, that the Issuers and the Trustee may amend or supplement the Subordinated Note Indenture and the Notes without the consent of any Holder of a Note, subject to certain exceptions and conditions specified in
Section 8.01 of the Subordinated Note Indenture;

         WHEREAS, in order to amend or supplement the Subordinated Note Indenture in certain respects, it is necessary for the Issuers and the Trustee to enter into this First Supplemental Indenture;

         WHEREAS, the Issuers have directed the Trustee to execute and deliver this First Supplemental Indenture in accordance with the terms of the Subordinated Note Indenture; and

         WHEREAS, all requirements and conditions prescribed by the Subordinated Note Indenture for the validity of this First Supplemental Indenture as a binding and legal instrument have been satisfied and fulfilled, and the execution and delivery of this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuers.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuers and the Trustee have entered into, executed and delivered this First Supplemental Indenture for the uses and purposes hereinafter expressed as follows:

         Section 1. Amendments to the Subordinated Note Indenture. The Subordinated Note Indenture is hereby amended as follows:

               (a) Section 2.01(a) of the Subordinated Note Indenture is amended in its entirety to read as follows:

                  "(a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, as applicable. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples thereof. The Notes shall be in denominations (rounded to the nearest whole dollar) of $1.00 (but in no event less than $1.00) and integral multiples thereof to make redemptions pursuant to Section 3.07 and 3.08 hereof. The Additional Notes shall be denominated in amounts (rounded to the nearest whole dollar) of $1.00 (but in no event less than $1.00) and integral multiples thereof as necessary to make regularly scheduled interest payments on the Notes prior to the payment in full of all Senior Indebtedness.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling."

               (b) Exhibit A of the Subordinated Note Indenture is amended and restated in its entirety as set forth on Exhibit A hereto.

         Section 2. Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Subordinated Note Indenture.

         Section 3. Ratification of Subordinated Note Indenture. Except as expressly amended hereby, the Subordinated Note Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this First Supplemental Indenture by the Issuers and the Trustee, this First Supplemental Indenture shall form a part of the Subordinated Note Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Subordinated Note Indenture, whether within the Subordinated Note Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

         Section 4. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Section 5. No Adverse Interpretation of Other Agreement. This First Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this First Supplement Indenture.

         Section 6. Successors. All agreements of the Issuers in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

         Section 7. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 8. Counterpart Originals. The parties hereto may sign any number of copies of this First Supplemental Indenture (including by facsimile). Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 9. Headings. The headings of Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following pages]

                                  SIGNATURES


Dated as of October 7, 2002
                                         COMDISCO HOLDING COMPANY, INC.


                                         By: /s/ Robert E.T. Lackey
                                             ---------------------------------
                                             Name:  Robert E.T. Lackey
                                             Title: Executive Vice President,
                                                    Chief Legal Officer
                                                    and Secretary

Attest:


/s/ Carlotta A. Martini
-----------------------
Name: Carlotta A. Martini
Title: Notary Republic


                                         COMDISCO HOLDING COMPANY, INC.


                                         By: /s/ Robert E.T. Lackey
                                             ---------------------------------
                                             Name:  Robert E.T. Lackey
                                             Title: Executive Vice President

Attest:


/s/ Carlotta A. Martini
-----------------------
Name: Carlotta A. Martini
Title: Notary Republic

                                         WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION


                                         By:   /s/ Jane Y. Schweiger
                                             ---------------------------------
                                               Name: Jane Y. Schweiger
                                               Title: Vice President

Attest:


/s/ Roni Strassman
------------------
Authorized Signatory: Roni Strassman
Date: October 7, 2002

                                                                      EXHIBIT A


                                [Face of Note]
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                                                              CUSIP 200335 AB 3

                    11% Subordinated Secured Notes due 2005

No. ___                                                           $____________

               COMDISCO HOLDING COMPANY, INC. and COMDISCO, INC.

, jointly and severally, promise to pay to ____________________________________

or registered assigns, the principal sum of $650,000,000.00 on August 12, 2005.

Interest Payment Dates:  September 30, December 31, March 31 and June 30

Record Dates:  September 15, December 15, March 15 and June 15

Dated:  _______________, ____

COMDISCO HOLDING COMPANY, INC.                             COMDISCO, INC.

By:__________________________                     By:___________________________
Name:                                             Name:
Title:                                            Title:


By:__________________________                     By:___________________________
Name:                                             Name:
Title:                                            Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION
as Trustee



By:  ___________________________
         Authorized Signatory

-------------------------------------------------------------------------------

                                [Back of Note]
                    11% Subordinated Secured Notes due 2005

         [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE, PURSUANT TO THE PROVISIONS OF THE INDENTURE.]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Comdisco Holding Company, Inc., a Delaware corporation (the "Company"), and Comdisco, Inc., a Delaware corporation ("NLC" and, together with the Company, the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Note at the rate of 11.0% per annum from August 12, 2002 until maturity. The Issuers will pay interest quarterly in arrears on September 30, December 31, March 31 and June 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided, however, that prior to the payment in full of all Senior Indebtedness, amounts in respect of regularly scheduled interest on the Notes shall be paid in kind by the issuance of Additional Notes equal in amount to the interest payment due (rounded to the nearest whole dollar) on such Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 31, 2002. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) as set forth in Section 1 of this Note to the Persons who are registered Holders of Notes at the close of business on September 15, December 15, March 15 and June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest (other than interest paid in kind as provided above) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

         4. INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of August 12, 2002 ("Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers limited to $650,000,000 in aggregate principal amount plus Additional Notes issued in payment of interest on the Notes and any Additional Notes previously issued in payment of interest on the Additional Notes. The Notes are secured by a grant of a security interest in the Note Collateral pursuant to the Collateral Documents referred to in the Indenture.

         5. OPTIONAL REDEMPTION.

         The Issuers may, at their option at any time after the Effective Date, redeem the Notes, in whole or in part, on at least 10 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided, however, that any such optional redemption shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         6. MANDATORY REDEMPTION.

         Pursuant to Section 3.08 of the Indenture, and except as provided thereon with respect to redemptions of less than $1.0 million principal amount of Notes, the Issuers shall be required to make mandatory redemptions of the principal amount of the Notes, plus accrued and unpaid interest thereon to the redemption date, in an amount equal to 100% of the Excess Cash. Mandatory redemptions, if any, shall be made for each fiscal quarter within 45 days after the end of such fiscal quarter; provided, however, that any such mandatory redemption shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change in Control, subject to the provisions of
Article 9 of the Indenture, the Issuers shall be required to make an offer (a "Change in Control Offer") to repurchase all or any part of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change in Control Repurchase Price"). Within 15 days after the last date on which, in accordance with the Senior Note Indenture, holders of Senior Notes are permitted to deliver written notice of exercise of their right to require the Issuers to repurchase the Senior Notes pursuant to the Senior Note Indenture upon any Change in Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change in Control Offer as required by the Indenture. Prior to complying with this
Section 7, but in any event within 90 days following a Change in Control, the Issuers shall either (1) repay all outstanding Senior Indebtedness (other than the Senior Notes) and offer to repurchase all outstanding Senior Notes in accordance with the terms of the Senior Note Indenture or (2) obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of the Notes required by this Section 7. Holders of Notes that are subject to a Change in Control Offer will receive a Change in Control Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         (b) Notwithstanding anything to the contrary in the Indenture or this
Section 7, the Issuers shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change in Control Offer made by the Issuers and purchases all Senior Notes and all Notes validly tendered and not withdrawn under the change in control offer required to be made under the Indenture and under the Change in Control Offer.

         8. NOTICE OF REDEMPTION. Notice of optional redemption will be mailed at least 10 days but not more than 60 days before the redemption date and notice of a mandatory redemption will be mailed at least 10 days but no more than 30 days before the redemption date, in each case, to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in whole or in part, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The Notes shall be in denominations of $1.00 and integral multiples thereof. The Notes shall be in denominations (rounded to the nearest whole dollar) of $1.00 (but in no event less than $1.00) and integral multiples thereof to make redemptions. The Additional Notes shall be denominated in amounts (rounded to the nearest whole dollar) of $1.00 (but in no event less than $1.00) and integral multiples thereof as necessary to make regularly scheduled interest payments on the Notes. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Collateral Documents may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture. Any amendment to, or waiver of, Article 9 of the Indenture that adversely affects the rights of the holders of the Notes shall require the consent of the holders of 100% in aggregate principal amount of Notes then outstanding.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes whether or not prohibited by Article 9 of the Indenture; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise whether or not prohibited by Article 9 of the Indenture; (iii) failure by the Issuers or any of their Subsidiaries to comply with Section 4.13, 5.01 or 5.02 of the Indenture; (iv) failure by the Issuers or any of their Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness (other than any Indebtedness for which recourse is limited to the property purchased) of the Issuers which default results in the acceleration of such Indebtedness prior to its express maturity, if the principal amount of any accelerated Indebtedness aggregates $25.0 million or more and such Indebtedness is not paid or such acceleration is not annulled within 10 days after written notice to the Issuers of such acceleration; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; or (vii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes or the Collateral Documents, except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except
(i) a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium, if any, on the Notes, or (ii) an Event of Default with respect to any covenant or provision of the Indenture which cannot be waived without the consent of the Holders of each Note affected thereby. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, of the Issuers shall have any liability for any obligations of the Issuers under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Collateral Documents. Requests may be made to:

                  Comdisco Holding Company, Inc.
                  Comdisco, Inc.
                  6111 North River Road
                  Rosemont, Illinois 60018
                  Attention:  General Counsel

         18. ADDITIONAL RIGHTS OF HOLDERS OF GLOBAL NOTES AND DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, certain Holders of Global Notes and Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Effective Date, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         19. SUBORDINATION. The Notes are subordinated to the Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, the Senior Indebtedness must be paid before the Notes may be paid. The Issuers agree, and each Holder by accepting a Note (including any Additional Note) agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness of the Issuers (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _________________________________
                                                (Insert assignee's legal name)

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:  _______________
                                        Your Signature: ________________________
                                              (Sign exactly as your name appears
                                                on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all of your Note(s) purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

                            $_______________

         If you want to elect to have only part of the Note(s) purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

                            $_______________

Date:  _______________


                                         Your Signature: _______________________
                                              (Sign exactly as your name appears
                                                on the face of this Note)

                                         Tax Identification No.:________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                          Amount of decrease in  Amount of increase in   Principal Amount
                          Principal Amount       Principal Amount        of this Global Note        Signature of authorized
                          of                     of                      following such decrease    officer of Trustee
Date of Exchange          this Global Note       this Global Note        (or increase)              or Note Custodian
----------------          ----------------       ----------------        -------------              -----------------











* This schedule should be included only if the Note is issued in global form.